UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2007

PUPPY ZONE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52323

(Commission File Number)

N/A

(IRS Employer Identification No.)

200-8275 S. Eastern Ave, Las Vegas, NV 89123-259

(Address of principal executive offices and Zip Code)

702-938-0486

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 24, 2007 we entered into a binding letter of intent (the "LOI") with the stockholders (the “Selling Stockholders”) of QMotions, Inc. ("QMotions"), pursuant to which the Selling Stockholders have agreed to transfer to the Company all of the issued and outstanding shares of QMotions held by them in consideration of which the Company has agreed to, among other things:

(a)	issue 29,000,000 shares of the Company’s common stock (the “Shares”) to the Selling Stockholders;
(b)	loan US$500,000 to QMotions;
(c)	enter into a definitive Share Exchange Agreement; and,
(d)	complete a financing of 2,000,000 units at a price of $1.25 per unit and issue two-year warrants exercisable at $1.50 per warrant.

The LOI is subject to satisfactory due diligence of QMotions, delivery or a definitive share exchange agreement and receipt of all regulatory approvals of both companies.

Item 9.01	Financial Statements and Exhibits
10.1	Letter of Intent dated October 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUPPY ZONE ENTERPRISES, INC.

By: /s/ Steve Bajic

Steve Bajic

Director

Date: October 29, 2007